As filed with the Securities and Exchange Commission on January , 1997 Registration No. 33-





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                       Post-Effective Amendment No. 1 to

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 1, 1996


                              NETWORK EXPRESS, INC.
             (Exact name of Registrant as specified in its charter)



                                   Michigan
         (State or other jurisdiction of incorporation or organization)

                                     3577
            (Primary standard industrial classification code number)

                                   38-2917505
                      (I.R.S. employer identification no.)

     305 East Eisenhower Parkway, Ann Arbor, Michigan 48108, (313) 761-5005 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Item 2:  Acquisition or Disposition of Assets.

         On July 1, 1996, Network Express Inc. (the "Company") entered into a Transfer Agreement with International Business Machines Corporation ("IBM"), pursuant to which the Company acquired certain assets pertaining to IBM's WaveRunner Product Line. Pursuant to such acquisition, the Company filed a current report on Form 8-K on July 1, 1996 and attached the Transfer Agreement as an exhibit. At the time, the Company requested confidentiality treatment with regards to three sections of the Transfer Agreement. The Company no longer requests such confidentiality treatment and hereby waives such confidentiality request. Accordingly, set forth below are the full text of the three sections of the Transfer Agreement which were omitted from the Form 8-K filed on July 1, 1996.

Section 7.2

         IBM and Network Express will use commercially reasonable efforts to perform all of the responsibilities described in this Section 7.2. Upon the Effective Date, IBM will provide Network Express with a list of OEM Customers and Distributors of the Products. Within five (5) days of the Effective Date, IBM and Network Express will together select eight (8) OEM Customers within the United States, eight (8) IBM Customers outside of the United States and four (4) Distributors, as primary candidates to receive marketing calls. IBM will set up such marketing calls, to be attended by representatives of IBM, Network Express and the OEM Customer or Distributor, on a date convenient to all parties. Representatives of IBM and Network Express will together place a marketing call in person with such customer, for the purpose of a) explaining in a non-confidential manner the details of the product transition, and b) encouraging the OEM Customer or Distributor to enter into a relationship with Network Express for purchase of Products or Successor Products. Any subsequent relationship entered into between Network Express and the OEM Customer or Distributor shall be upon terms as agreed to solely between such parties. It is the non-binding goal of IBM and Network Express to make all such OEM Customer and Distributor calls within thirty (30) days of the Effective Date.

Section 7.9

         IBM and Network Express agree to engage in discussions to explore the feasibility of sharing information and requirements for the purpose of developing derivative adapter products based on new versions of IBM Mwave technology.

Section 14.2

         Network Express shall also be free, according to the licenses and immunities granted by IBM herein, to have the Products or Successor Products manufactured by a third party. In such event, Network Express may order IBM Mwave Chips for the WaveRunner Credit Card and WaveRunner ISA Board under IBM's standard agreement for sale of Mwave products. In addition, Network Express may order SRAM chips, all as described below.

         a) The Mwave chip for the WaveRunner Credit Card is currently offered commercially. IBM agrees to sell the Mwave chips for the WaveRunner Credit Card to Network Express at a unit price not to exceed thirty-four dollars and seventy-five cents ($34.75).

         b) The Mwave chip for the WaveRunner ISA Card is not currently offered commercially, but IBM maintains a limited inventory of the chips. While IBM maintains such inventory, IBM agrees to sell the Mwave Chip for the WaveRunner ISA Card to Network Express in minimum quantities of 2000 for the initial order and 1000 for subsequent orders, at a unit price of fourteen dollars and seventy-five cents ($14.75).

         c) IBM currently contracts with a third party to obtain SRAM chips. IBM will use good faith efforts to work with Network Express and the third party on an arrangement whereby Network Express is able to procure the SRAM chips at a favorable price.

                                   SIGNATURES

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                   Dated:  January 8, 1997


                                   CABLETRON SYSTEMS, INC.


                                   By
                                   CRAIG R. BENSON
                                   Craig R. Benson
                                   Chairman

                                   on behalf of NETWORK EXPRESS, INC.,
                                   a wolly-owned subsidiary of
                                   Cabletron Systems, Inc.